Exhibit 21.0

SUBSIDIARIES OF

ICF INTERNATIONAL, INC.

NAME	JURISDICTION OF INCORPORATION/ ORGANIZATION
ICF Consulting Group, Inc.	Delaware
ICF Consulting Pty. Ltd.	Australia
ICF Consultoria do Brasillia, Ltda.	Brazil
ICF Consulting Canada, Inc.	Canada
ICF Emergency Management Services, L.L.C.	Delaware
ICF Incorporated, L.L.C.	Delaware
(d/b/a ICF (Delaware), L.L.C. in Arizona)
(d/b/a ICF Consulting, L.L.C. in California)
(d/b/a ICF Incorporated, L.L.C., a Delaware limited liability company in Colorado)
(d/b/a ICF, L.L.C. in Illinois)
(d/b/a ICF Group, L.L.C. in Kentucky)
(d/b/a ICF Incorporated, L.L.C. of Louisiana in Louisiana)
(d/b/a ICF in Massachusetts)
(d/b/a ICF, L.L.C. in Michigan)
(d/b/a ICF Minnesota, L.L.C. in Minnesota)
(d/b/a ICF Consulting, LLC in Mississippi)
(d/b/a ICF (Delaware), L.L.C. in Missouri)
(d/b/a ICF New Mexico, L.L.C in New Mexico)
(d/b/a ICF Delaware in New York)
(d/b/a ICF, LLC in North Dakota)
(d/b/a ICF Ohio, L.L.C. in Ohio)
(d/b/a ICF PA, L.L.C. in Pennsylvania)
(d/b/a ICF, L.L.C. in Texas)
(d/b/a ICF, L.L.C. in Virginia)
(d/b/a ICF, LLC in Washington)
(d/b/a ICF, L.L.C. in West Virginia)
(dba ICF Incorporated, LLC in Afghanistan)
ICF Resources, L.L.C.	Delaware
ICF Consulting India Private, Limited.	India
ICF Consulting Limited	U.K.
ICF Z-Tech, Inc.	Maryland
ICF SH&E, Inc.	Delaware
ICF SH&E Ltd.	U.K.
(d/b/a ICF SH&E Ltd. (Singapore Branch) in Singapore)
ICF Jones & Stokes, Inc.	Delaware
ICF International Consulting (Beijing) Company, Ltd.	China
ICF Macro, Inc.	Delaware
(dba ICF Macro, Inc. in Ghana)	Ghana
(dba ICF Macro, Inc. in Kenya)	Kenya
(d/b/a ICF Macro Inc. in Madagascar)	Madagascar
(d/b/a ICF Macro Inc. in South Africa)	South Africa
(dba ICF Macro, Inc. in Thailand)	Thailand
GHK Holdings Ltd.	U.K.
ICF Consulting Services, Limited. (f/k/a GHK Consulting Limited.)	U.K.
(d/b/a GHK Consulting Limited, Philippine Branch in the Philippines)
ICF Consulting Services Hong Kong Limited. (f/k/a GHK Hong Kong) Limited.	Hong Kong
ICF Consulting Services, India Private, Ltd. (f/k/a GHK Development Consultants India Private, Limited.)	India
GHK International Ltd.	U.K
Olson + Co., Inc.	Minnesota
(d/b/a Olson in California)
Bonfire Partners, L.L.C.	Minnesota
Olson Canada, Inc.	Ontario, Canada
PulsePoint Group, LLC	Texas
ICF, SA	Belgium
Mostra, SA	Belgium
ICF Africa, SARL	Mali
(d/b/a ICF Africa SARL in Democratic Republic of the Congo)